UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 21, 2017

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting of the Board of Directors of PVH Corp. (the "Company") held on March 21, 2017, Amy McPherson was appointed to the Board.  Ms. McPherson will serve on the Board's Audit Committee.  The appointment is effective April 25, 2017, the next scheduled meeting date for the Board and the Committee.  The number of directors constituting the full Board was increased to 12 in connection with this appointment.
There is no arrangement or understanding between Ms. McPherson and any other person pursuant to which she was selected as a director, nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.
Ms. McPherson has been the President and Managing Director, Europe of Marriott International, Inc., a global lodging company, since 2009.
The Company's press release announcing the election of the new director is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
99.1                          Press Release issued by PVH Corp. on March 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: March 22, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on March 22, 2017.